As filed with the Securities and Exchange Commission on April 13, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SES AI Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	98-1567584
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

35 Cabot Road

Woburn, MA 01801

(Address of Principal Executive Offices)(Zip Code)

SES Holdings Pte. Ltd. 2021 Share Incentive Plan

SES AI Corporation 2021 Incentive Award Plan

(Full title of the plan)

Jing Nealis

SES AI Corporation

35 Cabot Road

Woburn, MA 01801

(Name and address of agent for service)

(339) 298-8750

(Telephone number, including area code, of agent for service)

Copies to:

Joel Rubinstein

Jonathan Rochwarger

Maia Gez

Scott Levi

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

Telephone: (212) 819-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

SES AI Corporation (f/k/a Ivanhoe Capital Acquisition Corp.) (the “Company” or the “Registrant”) has filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) this registration statement on Form S-8 (this “Registration Statement”) to register under the Securities Act of 1933, as amended (the “Securities Act”) the following shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of the Company:

(1)

the offer and sale of 20,714,793 shares of Class A Common Stock underlying certain outstanding stock options previously granted under the SES Holdings Pte. Ltd. 2021 Share Incentive Plan (the “Old SES Plan”);

(2)	the offer and sale of 36,864,968 shares of Class A Common Stock reserved for issuance under the SES AI Corporation 2021 Incentive Award Plan (the “New SES Plan); and

(3)

the reoffer and resale of 18,251,832 shares of Class A Common Stock (the “Reoffer Prospectus Shares”) previously granted to the selling security holders named herein (the “Selling Stockholders”) pursuant to restricted share awards or stock options under the Old SES Plan, including outstanding stock options for which the initial sale upon exercise is also registered on this Registration Statement.

The shares of Class A Common Stock underlying outstanding stock options registered for offer or sale and the Reoffer Prospectus Shares were granted under the Old SES Plan to employees or executive officers, including the Selling Stockholders, of SES Holdings Pte. Ltd. (“Old SES”), a Singapore private company limited by shares, before its acquisition by the Company in the business combination (the “Business Combination”) between the Company, Old SES and Amalgamation Sub (as defined in the Reoffer Prospectus). The New SES Plan was adopted in connection with the Business Combination. The inclusion of the Reoffer Prospectus Shares herein does not necessarily represent a present intention to sell any or all such shares of Class A Common Stock.

Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers any additional shares of Class A Common Stock that become issuable under the Old SES Plan or the New SES Plan, as applicable, as a result of anti-dilution provisions described therein by reason of any dividend, share split, recapitalization or other similar transaction.

This Registration Statement includes a prospectus (the “Reoffer Prospectus”) with respect to the Reoffer Prospectus Shares, the reoffer and resale of which are registered hereunder. The Reoffer Prospectus is prepared in accordance with General Instruction C of Form S-8 and the requirements of Part I of Form S-3. This Reoffer Prospectus permits reoffers and resales on a continuous or delayed basis of the Reoffer Prospectus Shares. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the Reoffer Prospectus by each selling security holder and any other person with whom they are acting in concert for the purpose of selling the Company’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*

The information specified in Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of this Registration Statement will be sent or given to each participant in the Old SES Plan or the New SES Plan, as applicable, as required by Rule 428(b) under the Securities Act. Such documents are not required to be and are not being filed with the SEC, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

I-1

REOFFER PROSPECTUS

SES AI Corporation

18,251,832 Shares of Class A Common Stock

Offered by Selling Stockholders

This reoffer prospectus (the “Reoffer Prospectus”) relates to the offer and sale from time to time by certain selling stockholders named in this Reoffer Prospectus (the “Selling Stockholders”), or their permitted transferees, of up to 18,251,832 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), of SES AI Corporation, a Delaware corporation (f/k/a Ivanhoe Capital Acquisition Corp.) (unless otherwise indicated or the context otherwise requires, the “Company,” “SES,” “we,” “our” or “us”). This Reoffer Prospectus covers the offer and sale by the Selling Stockholders of 18,251,832 shares of Class A Common Stock previously granted under restricted share awards or stock options granted to the Selling Stockholders pursuant to the SES Holdings Pte. Ltd. 2021 Share Incentive Plan (the “Old SES Plan”). All such restricted share awards or stock options were granted under the Old SES Plan to the Selling Stockholders as executive officers of SES Holdings Pte. Ltd. (“Old SES”), a Singapore private company limited by shares, before its acquisition by the Company in the business combination (the “Business Combination”) between the Company, Old SES and Wormhole Amalgamation Sub Pte. Ltd., a Singapore private company limited by shares, and a direct, wholly-owned subsidiary of the Company (“Amalgamation Sub”).

We are not offering any shares of Class A Common Stock and will not receive any proceeds from the sale of the shares of Class A Common Stock by the Selling Stockholders pursuant to this Reoffer Prospectus. The Selling Stockholders are “affiliates” of the Company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)).

Subject to other restrictions on them, the Selling Stockholders may from time to time (including in the case of shares of Class A Common Stock offered hereby under restricted share award or stock options, upon vesting and/or exercise) sell, transfer or otherwise dispose of any or all of the shares of Class A Common Stock covered by this Reoffer Prospectus in various types of transactions, including through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the shares of Class A Common Stock, we will name them and describe their compensation in a prospectus supplement. The shares of Class A Common Stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Stockholders may offer the shares of Class A Common Stock for sale. The Selling Stockholders may sell any, all or none of the shares of Class A Common Stock offered by this Reoffer Prospectus. See “Plan of Distribution” beginning on page 7 for more information about how the Selling Stockholders may sell or dispose of the shares of Class A Common Stock covered by this Reoffer Prospectus.

Before their sale under this Reoffer Prospectus, the shares of Class A Common Stock covered by this Reoffer Prospectus are “control securities” or “restricted securities,” within the meaning of Instruction C to Form S-8 under the Securities Act. This Reoffer Prospectus has been prepared for the purposes of registering the shares of Class A Common Stock under the Securities Act to allow for future sales by the Selling Stockholders on a continuous or delayed basis to the public without restriction.

Our Class A Common Stock is listed on The New York Stock Exchange (“NYSE”) under the symbol “SES.” On April 12, 2022, the closing price of our Class A Common Stock was $8.49 per share.

We are an “emerging growth company” as defined under the federal securities laws, and, as such, we are subject to reduced public company reporting requirements.

Investing in our securities involves risks that are described in the “Risk Factors” section on page 3 of this Reoffer Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this Reoffer Prospectus or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 13, 2022.

Neither we nor the Selling Stockholders have authorized anyone to provide any information or to make any representations other than those contained in this Reoffer Prospectus or any accompanying prospectus supplement that we have prepared. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This Reoffer Prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Reoffer Prospectus or any applicable prospectus supplement. This Reoffer Prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Reoffer Prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this Reoffer Prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Reoffer Prospectus and the documents incorporated by reference in this Reoffer Prospectus contain forward-looking statements. These forward-looking statements include, without limitation, statements relating to expectations for future financial performance, business strategies or expectations for our business. These statements are based on the beliefs and assumptions of the management of the Company. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, it cannot assure you that it will achieve or realize these plans, intentions or expectations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this Reoffer Prospectus, words such as “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “seek”, “should”, “strive”, “target”, “will”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

You should not place undue reliance on these forward-looking statements. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors discussed and identified in the Company’s public filings made with the SEC, such as:

•	changes in domestic and foreign business, market, financial, political and legal conditions, including but not limited to the ongoing conflict between Russia and Ukraine;

•	risks relating to the uncertainty of the projected financial information with respect to the Company;

•	risks related to the development and commercialization of the Company’s battery technology and the timing and achievement of expected business milestones;

•	the effects of competition on the Company’s business;

•	the ability of the Company to issue equity or equity-linked securities or obtain debt financing in the future;

•	the ability of the Company to integrate its products into electric vehicles (“EVs”);

•	the risk that delays in the pre-manufacturing development of the Company’s battery cells could adversely affect the Company’s business and prospects;

•	potential supply chain difficulties;

•	risks resulting from the Company’s joint development agreements (“JDAs”) and other strategic alliances, if such alliances are unsuccessful;

•	the quickly evolving battery market;

•	the Company’s ability to accurately estimate future supply and demand for its batteries;

•	the Company’s ability to develop new products on an ongoing basis in a timely manner;

•	product liability and other potential litigation, regulation and legal compliance;

•	product liability and other potential litigation, regulation and legal compliance;

•	the Company’s ability to effectively manage its growth;

•	the Company’s ability to attract, train and retain highly skilled employees and key personnel;

•	the willingness of vehicle operators and consumers to adopt EVs;

•	developments in alternative technology or other fossil fuel alternatives;

ii

•	the Company’s ability to meet certain motor vehicle standards;

•	a potential shortage of metals required for manufacturing batteries;

•	risks related to the Company’s intellectual property;

•	risks related to the Company’s business operations outside the United States, including in China;

•

the Company has identified a material weakness in its internal control over financial reporting and may identify material weaknesses in the future or otherwise fail to maintain an effective system of internal controls;

•	compliance with certain health and safety laws;

•	changes in U.S. and foreign tax laws; and

•	the other risks described in the section titled “Risk Factors” in this Reoffer Prospectus.

These forward-looking statements are based on information available as of the date of each statement and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

iii

PROSPECTUS SUMMARY

This summary highlights selected information from this Reoffer Prospectus and may not contain all of the information that is important in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this Reoffer Prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire Reoffer Prospectus, including the information under “Risk Factors,” in this Reoffer Prospectus.

Overview

SES is a global leader in the development and production of high-performance, Lithium-Metal (“Li-Metal”) rechargeable batteries for electric vehicles and other applications.

Since the founding of Old SES in 2012, we have been committed to developing the world’s most advanced EV batteries. Our Li-Metal batteries have been designed to combine the high energy density of Li-Metal with cost-effective, large-scale manufacturability of conventional Lithium-ion (“Li-ion”) rechargeable batteries. The results of tests undertaken by third party testing facilities, under instructions provided by the Company and Old SES, demonstrate industry-leading Li-Metal energy density, performance and safety.

We believe that our Li-Metal batteries demonstrate industry-leading density and performance and will:

•	deliver a step-change in energy density to deliver a lightweight and compact battery, and substantially eliminate range anxiety of EVs;

•	provide fast-charge capability to reduce charging times significantly, to a charge of 80% in less than 15 minutes;

•	incorporate advanced artificial intelligence (“AI”) powered safety management software, which will accurately monitor state of health of the battery and apply appropriate self-healing protocols;

•	use similar manufacturing processes as required for Li-ion, but is expected to be substantially less costly than conventional Li-ion at scale due to Li-Metal’s high energy density;

•

achieve rapid market adoption due to our strategic partnerships, including with leading global original equipment manufacturers (“OEMs”), such as General Motors Company (“GM”), Hyundai Motor Company (“Hyundai”), Honda Motor Co. Ltd. (“Honda”); and

•

capitalize on the innovation occurring in Li-ion, including improvements in energy density, manufacturing efficiency and cost reduction, as Li-Metal shares similar cathode and manufacturing process with Li-ion.

We have developed what we believe to be the world’s most advanced Li-Metal battery technology, and we have the management team in place to become a leading provider of batteries. Our third-party tested, differentiated battery technology is designed for manufacturing at scale, and will help to promote the transition from the global dependence on fossil fuel-based automotive vehicles to clean and efficient EVs. SES is supported by strategic and financial investors, including energy and chemicals conglomerate SK Inc. (“SK”), mining and manufacturing company Tianqi Lithium HK Co. Ltd. (“Tianqi”), semiconductor equipment manufacturer Applied Materials, Inc., investment firms Vertex Ventures Holdings (“Vertex”) and Temasek Holdings Limited (“Temasek”), affiliates of automotive suppliers LG Corporation (“LG”) and Foxconn Technology Group, and global OEMs GM, Hyundai, Honda, Geely Auto Group and SAIC Motors. Among that group, each of GM, Hyundai and Honda are parties to existing JDAs with SES. Our headquarters are located in Boston, and most of our executive management is located in the United States. Our operating facilities are located in Boston and Shanghai, and we may build additional facilities in these or other locations.

Corporate Information

We were originally formed as a Cayman Islands exempted company in July of 2020 for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization, recapitalization or other similar business combination with one or more businesses. On January 11, 2021, we consummated our initial public offering (the “IPO”), following which our securities began trading on the New York Stock Exchange (the “NYSE”).

On February 3, 2022 (the “Closing Date”), the Company consummated its previously announced Business Combination with Old SES, pursuant to the terms of that certain Business Combination Agreement (as amended, the “Business Combination Agreement”) by and among the Company, Old SES and Amalgamation Sub.

Pursuant to the terms of the Business Combination Agreement and in connection with the closing of the Business Combination (the “Closing”), (i) the Company migrated out of the Cayman Islands and domesticated as a Delaware corporation by way of continuation and deregistration under Part XII of the Cayman Islands Companies Act and domestication under Section 388 of the Delaware General Corporation Law, (ii) the Company changed its name from “Ivanhoe Capital Acquisition Corp.” to “SES AI Corporation”, and (iii) Amalgamation Sub merged with and into Old SES, with Old SES as the surviving company (the “Amalgamation”) (the time that the Amalgamation became effective is referred to as the “Effective Time”). As a result of the Amalgamation, Old SES became our wholly-owned subsidiary.

The mailing address of our principal executive office is 35 Cabot Road, Woburn, MA 01801, and our telephone number is (339) 298-8750.

About this Offering

This Reoffer Prospectus relates to the public offering, which is not being underwritten, by the Selling Stockholders listed in this Reoffer Prospectus, of up to 18,251,832 shares of Class A Common Stock previously granted to the Selling Stockholders as executive officers of Old SES pursuant to restricted share awards or stock options under the Old SES Plan prior to the Business Combination. Subject to the vesting and/or exercise of the shares of Class A Common Stock offered hereby pursuant to the terms of the relevant award agreements, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Class A Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the shares of Class A Common Stock by the Selling Stockholders. The Selling Stockholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this Reoffer Prospectus, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

RISK FACTORS

An investment in our Class A Common Stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under Part I, Item 1A,“Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, together with all of the other information appearing in or incorporated by reference into this Reoffer Prospectus. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our Class A Common Stock could decline due to any of these risks, and, as a result, you may lose all or part of your investment. The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine at what price they may sell the shares of Class A Common Stock offered hereby, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

The shares of Class A Common Stock offered hereby are being registered for the account of the Selling Stockholders named in this Reoffer Prospectus. All proceeds from the resale of the shares of Class A Common Stock by the Selling Shareholders will go to the Selling Stockholders and we will not receive any proceeds from such resale.

SELLING STOCKHOLDERS

The table below sets forth information concerning the Selling Stockholders. We will not receive any proceeds from the resale of shares by the Selling Stockholders.

The table below sets forth, as of April 8, 2022 (the “Determination Date”), the following: (i) the name of each person who is offering the resale of shares of Class A Common Stock by this Reoffer Prospectus; (ii) the number of shares (and the percentage, if 1% or more) of Class A Common Stock beneficially owned (determined in the manner described in footnote (1) to the table below) by each person; (iii) the number of shares that each Selling Stockholder may offer for sale from time to time pursuant to this Reoffer Prospectus, whether or not such Selling Stockholder has a present intention to do so (described in footnote (2) to the table below); and (iv) the number of shares (and the percentage, if 1% or more) of Class A Common Stock each person will own after the offering, assuming they sell all of the shares of Class A Common Stock offered in this Reoffer Prospectus. Unless otherwise indicated, beneficial ownership is direct and, subject to community property laws where applicable, the Selling Stockholder indicated has sole voting and investment power. To our knowledge, no shares of Class A Common Stock beneficially owned by any Selling Stockholder have been pledged as security. The address for each Selling Stockholder listed in the table below is c/o SES AI Corporation, 35 Cabot Road, Woburn, MA 01801.

The Selling Stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of Class A Common Stock that will actually be held by the Selling Stockholders upon termination of this offering, because the Selling Stockholders may offer some or all of their Class A Common Stock under the offering contemplated by this prospectus or acquire additional shares of Class A Common Stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this Reoffer Prospectus.

	Class A Common Stock Beneficially Owned Prior to the Offering(1)		Class A Common Stock Being Offered(2)	Class A Common Stock Beneficially Owned After the Offering(1)(3)
Selling Stockholders	Shares	Percentage(4)		Shares	Percentage(4)
Dr. Qichao Hu(5)	43,981,981	12.6%	91,554	43,890,437	12.6%
Joanne Ban(6)	1,752,877	*	3,255,076	326,456	*
Dr. Hong Gan(7)	1,111,659	*	1,864,065	186,950	*
Rohit Makharia(8)	2,927,143	*	7,091,082	711,180	*
Jing Nealis(9)	638,553	*	2,669,749	267,755	*
Yongku Son(10)	1,709,583	*	3,280,606	305,218	*

(1)

Reflects shares of Class A Common Stock included in the footnote next to the Selling Stockholder’s name that the Selling Stockholder “beneficially owns,” meaning all shares of Class A Common Stock over which the Selling Stockholder possesses sole or shared voting or investment power or has right to acquire such power within 60 days of the Determination Date (such as through the vesting of restricted share awards or the exercise of stock options). Shares subject to restricted share awards or options that vest or are exercisable within 60 days of the Determination Date are considered outstanding and beneficially owned by the Selling Stockholder holding such restricted share awards or options for the purpose of computing the ownership and percentage ownership of that Selling Stockholder, but are not treated as outstanding for the purpose of computing the ownership or percentage ownership of any other Selling Stockholder. Shares beneficially owned also include the following: (i) shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), which are currently beneficially owned only by Dr. Hu and are immediately convertible at the holder’s option, as described below under “Other Material Relationships with Selling Stockholders—Class B Common Stock”; and (ii) restricted earn-out shares for shares of Class A Common Stock (the “Earn-Out Restricted Shares”) or for shares of Class B Common Stock (the “Founder Earn-Out Shares”), which were placed into escrow at the Closing and will vest on the date that the closing price of shares of our Class A Common Stock is equal to or greater than $18.00 during the period beginning on the date that is one year following the closing of the Business Combination and ending on the date that is five years following the closing of the Business Combination. The Earn-Out Restricted Shares and Founder Earn-Out Shares have voting rights while in escrow.

(2)

Reflects shares of Class A Common Stock offered under this Reoffer Prospectus, which were previously granted to the Selling Stockholders pursuant to restricted share awards or stock options and vest and/or become exercisable in accordance with the terms of the agreements for such awards. This includes both shares of Class A Common Stock from previously-granted restricted share awards or stock options that are considered “beneficially owned” as in footnote 1, as well as shares underlying restricted share awards or stock options that vest and/or become exercisable more than 60 days after the Determination Date. As a result, the number of shares of Class A Common Stock included in this column may be higher than the same number in the column “Class A Common Stock Beneficially Owned Prior to the Offering.”

(3)

Assumes that all of the shares of Class A Common Stock held by each Selling Stockholder and being offered under this Reoffer Prospectus become vested and are sold, and that no Selling Stockholder will acquire additional shares of Class A Common Stock before the completion of this offering.

(4)

Percentage of beneficial ownership is based on, as of the Determination Date, 304,021,011 shares of Class A Common Stock issued and outstanding, including 23,691,182 Earn-Out Shares in the form of Class A Common Stock (including restricted Class A Common Stock) issued and held in escrow subject to the satisfaction of certain earn-out conditions.

(5)

Includes the following: (i) shares of Class A Common Stock underlying 91,554 fully vested stock options; (ii) shares of Class A Common Stock currently convertible from 27,917,023 shares of Class B Common Stock directly held by Dr. Hu; (iii) shares of Class A Common Stock currently convertible from shares of Class B Common Stock held by trusts over which Dr. Hu has indirect beneficial ownership, namely, (1) 3,988,144 shares of Class B Common Stock held by First State Trust Company, as Trustee of the Qichao Hu 2021 Irrevocable Trust, (2) 3,988,144 shares of Class B Common Stock held by First State Trust Company, As Trustee of the Qichao Hu Family Delaware Trust and (3) 3,988,144 shares of Class B Common Stock held by Qichao Hu, as the Trustee of the Qichao Hu 2021 Annuity Trust March 31, 2021;

(iv) 9,182 Earn-out Restricted Shares directly held by Dr. Hu; (v) 2,799,859 Founder Earn-Out Shares directly held by Dr. Hu; and (v) Founder Earn-Out Shares held by trusts over which Dr. Hu has indirect beneficial ownership, namely, (1) 399,979 Founder Earn-Out Shares by First State Trust Company, as Trustee of the Qichao Hu 2021 Irrevocable Trust, (2) 399,979 Founder Earn-Out Shares by First State Trust Company, As Trustee of the Qichao Hu Family Delaware Trust and (3) 399,979 Founder Earn-Out Shares by Qichao Hu, as the Trustee of the Qichao Hu 2021 Annuity Trust March 31, 2021.
(6)

Includes the following: (i) shares of Class A Common Stock underlying 741,597 stock options granted on March 14, 2019 that vested 25% on the first anniversary of the grant date and continue to vest in equal monthly installments over the following 36 months; (ii) shares of Class A Common Stock underlying 51,377 fully vested stock options; (iii) shares of Class A Common Stock underlying 444,958 stock options granted on December 9, 2020 that vested 25% on the first anniversary of the grant date and continue to vest in equal monthly installments over the following 36 months; (iv) shares of Class A Common Stock underlying 2,017,144 options granted on February 10, 2021 that will vest 25% on the first anniversary of the grant date and continue to vest in equal monthly installments over the following 36 months; and (v) 326,456 Earn-Out Restricted Shares.

(7)

Includes the following: (i) shares of Class A Common Stock underlying 593,277 options granted on March 14, 2019 that vested 25% on the first anniversary of the grant date and continue to vest in equal monthly installments over the following 36 months; (ii) shares of Class A Common Stock underlying 84,233 fully vested options; (iii) shares of Class A Common Stock underlying 1,186,555 options granted on February 10, 2021 that will vest 25% on the first anniversary of the grant date and continue to vest in equal monthly installments over the following 36 months; and (iv) 186,950 Earn-Out Restricted Shares.

(8)

Includes the following: (i) shares of Class A Common Stock underlying 7,091,082 options granted on March 1, 2021 that will vest 25% on the first anniversary of the grant date and continue to vest in equal monthly installments over the following 36 months; and (ii) 711,180 Earn-Out Restricted Shares.

(9)

Includes the following: (i) 1,483,194 shares of Class A Common Stock underlying a restricted share award granted on August 16, 2021 that will vest 25% on the first anniversary of the grant date and in equal monthly installments over the following 36 months; (ii) shares of Class A Common Stock underlying 1,186,555 options granted on February 10, 2021 that will vest 25% on the first anniversary of the grant date and continue to vest in equal monthly installments over the following 36 months; and (iii) 267,755 Earn-out Restricted Shares.

(10)

Includes the following: (i) 237,311 shares of Class A Common Stock previously issued upon the vesting of equity awards; (ii) shares of Class A Common Stock underlying 314,217 fully vested options; (iii) shares of Class A Common Stock underlying 2,729,078 options granted on February 10, 2021 that will vest 25% on the first anniversary of the grant date and continue to vest in equal monthly installments over the following 36 months; and (iv) 305,218 Earn-Out Restricted Shares.

Other Material Relationships with the Selling Stockholders

Employment Agreements

We entered into employment agreements with each of the Selling Stockholders in connection with their joining our Company or being promoted to their current roles, all of which occurred prior to the Business Combination. Each of the Selling Stockholders has provided and continues to provide services to the Company commensurate with his or her role.

Class B Common Stock

Each share of Class B Common Stock is convertible on a one-for-one basis into a share of Class A Common Stock at the holder’s option or otherwise automatically upon the occurrence of certain events, namely: (i) each share of Class B Common Stock that is transferred by Dr. Hu and certain entities affiliated with him (the SES Founder Group”) or certain permitted transferee holders (“Qualified Holders”) will convert into a share of Class A

Common Stock; (ii) all outstanding shares of Class B Common Stock will convert into shares of Class A Common Stock if the SES Founder Group or Qualified Holders collectively cease to beneficially own at least 20 percent of the number of shares of Class B Common Stock (as such number of shares is equitably adjusted in respect of any reclassification, stock dividend, subdivision, combination or recapitalization of the Class B Common Stock) collectively held by the SES Founder Group and Qualified Holders of Class B Common Stock as of the Effective Time; or (iii) all outstanding shares of Class B Common Stock will convert into shares of Class A Common Stock upon the date specified by the affirmative vote of the holders of at least two-thirds of the then-outstanding shares of Class B Common Stock, voting as a separate class. Each outstanding share of Class B Common Stock is entitled to 10 votes per share and each outstanding share of Class A Common Stock is entitled to one vote per share.

Indemnification Agreements with Directors and Executive Officers

Upon the closing of the Business Combination, we entered into indemnification agreements with each of our directors and executive officers, including the Selling Stockholders. The indemnification agreements require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. The Delaware General Corporation Law (the “DGCL”) authorizes corporations to limit or eliminate the personal liability of directors of corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. SES’s Certificate of Incorporation (the “Charter”) includes a provision that eliminates the personal liability of directors for damages for any breach of fiduciary duty as a director where, in civil proceedings, the person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of SES or, in criminal proceedings, where the person had no reasonable cause to believe that his or her conduct was unlawful.

The bylaws of SES (the “Bylaws”) also provide that SES must indemnify and advance expenses to SES’s directors and officers to the fullest extent authorized by the DGCL. SES also is expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for SES directors, officers, and certain employees for some liabilities.

We also maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the Charter, Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Registration Rights Agreement

At the Closing of the Business Combination, the Company and certain other holders of the Company and Old SES, including, but not limited to Dr. Hu and his affiliated trusts, entered into the Amended and Restated Registration Rights Agreement, dated as of February 3, 2022 (the “Registration Rights Agreement”), pursuant to which, among other things, the parties thereto were granted certain customary registration rights, demand rights and piggyback rights with respect to their respective shares of Class A Common Stock and any other equity securities of SES. The Registration Rights Agreement also prohibits the transfer (subject to limited exceptions) of the shares of our Class A Common Stock and Class B Common Stock held by parties to the Registration Rights Agreement, in each case for a period of 180 days following the Closing.

PLAN OF DISTRIBUTION

The shares of Class A Common Stock covered by this Reoffer Prospectus are being registered by the Company for the account of the Selling Stockholders. The shares of Class A Common Stock offered may be sold from time to time directly by or on behalf of each Selling Stockholder in one or more transactions on NYSE or any other stock exchange on which the Class A Common Stock may be listed at the time of sale, in the over-the-counter market, in privately negotiated transactions, any other method permitted by applicable law or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade. The Selling Stockholders may sell the Class A Common Stock through one or more agents, brokers-dealers or directly to purchasers. Such broker-dealers may receive compensation in the form of commissions, discounts, or concessions from the Selling Stockholders and/or purchasers of the Class A Common Stock or both. Such compensation as to a particular broker-dealer may be in excess of customary commissions. The amount of shares of Class A Common Stock to be reoffered or resold under the Reoffer Prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling Class A Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

At the time a particular offering of the Class A Common Stock is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of the Class A Common Stock being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers, or agents, (2) any discounts, commissions, and other terms constituting compensation from the Selling Stockholders, and (3) any discounts, commissions, or concessions allowed or reallowed to be paid to broker-dealers.

In connection with their sales, a Selling Stockholder, and any participating broker-dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of Class A Common Stock may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the Class A Common Stock. Any commissions or other fees payable to broker-dealers in connection with any sale of the Class A Common Stock will be borne by the Selling Stockholders or other party selling such shares of Class A Common Stock.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There is no assurance that the Selling Stockholders will sell all or a portion of the Class A Common Stock offered hereby under this Reoffer Prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise, or gift the Class A Common Stock by other means not described in this Reoffer Prospectus. In addition to any Class A Common Stock sold hereunder, Selling Stockholders may sell Class A Common Stock in compliance with Rule 144 when available. Sales of the Class A Common Stock must be made by the Selling Stockholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. The Selling Stockholders may agree to indemnify any broker, dealer, or agent that participates in transactions involving sales of the Class A Common Stock against certain liabilities in connection with the offering of the Class A Common Stock arising under the Securities Act. We have notified the Selling Stockholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the Class A Common Stock.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) may apply to resales of shares of Class A Common Stock and activities of the Selling Stockholders, which may limit the timing of purchases and resales of any of the shares of Class A Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Class A Common Stock to engage in passive market-making activities with respect to the Class A Common Stock. Passive market-making involves transactions in which a market maker acts as both our underwriter and as a purchaser of shares of Class A Common Stock in the secondary market. All of the foregoing may affect the marketability of the shares of Class A Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Class A Common Stock.

Once sold under the registration statement on Form S-8, of which this Reoffer Prospectus forms a part, the shares of Class A Common Stock will be freely tradable in the hands of persons other than our affiliates.

INFORMATION INCORPORATED BY REFERENCE

The Company hereby incorporates by reference in this Reoffer Prospectus the following:

•	the Annual Report on Form 10-K for the period ended December 31, 2021, filed by the Company with the SEC on March 31, 2022;

•

the Current Reports on Form 8-K, filed with the SEC on January  24, 2022, February 1, 2022 (other than Item 7.01 thereunder and Exhibit 99.1 thereto), February 8, 2022 (as amended by Amendment No.  1 thereto filed on March  31, 2022) and March 30, 2022; and

•

the description of the Company’s Class  A Common Stock contained in Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed by the Company with the SEC on March 31, 2022, including any amendment or report filed to update such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement to which this Reoffer Prospectus relates, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Reoffer Prospectus and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

Notwithstanding the foregoing, no information is incorporated by reference in this Reoffer Prospectus where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Reoffer Prospectus.

LEGAL MATTERS

White & Case LLP has issued an opinion regarding the legality of the shares of Class A Common Stock offered hereby.

EXPERTS

The consolidated financial statements of SES AI Corporation (f/k/a Ivanhoe Capital Acquisition Corp.) as of December 31, 2021 and 2020, and for each of the years in the two-year period ended December 31, 2021, incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2022, have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report also incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of SES Holdings Pte. Ltd. as of December 31, 2021 and 2020, and for each of the years in the two-year period ended December 31, 2021, incorporated in this prospectus by reference to Amendment No. 1 to the Company’s Current Report on Form 8-K filed with the SEC on March 31, 2022, have been audited by KPMG LLP, independent registered public accounting firm, as set forth in their report also incorporated by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports and other information with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other documents. The SEC maintains an internet website that contains such reports, proxies and other information about issuers, including us, that file electronically with the SEC. The address of that website is www.sec.gov.

We may use our website as a distribution channel of material company information. Financial and other important information regarding our Company is routinely posted on and accessible through the Company’s website at www.ses.ai. Accordingly, investors should monitor this channel, in addition to following SES’s press releases, SEC filings and public conference calls and webcasts.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference in this Registration Statement the following:

•	the Annual Report on Form 10-K for the period ended December 31, 2021, filed by the Company with the SEC on March 31, 2022;

•

the Current Reports on Form 8-K, filed with the SEC on January  24, 2022, February 1, 2022 (other than Item 7.01 thereunder and Exhibit 99.1 thereto), February 8, 2022 (as amended by Amendment No.  1 thereto filed on March  31, 2022) and March 30, 2022; and

•

the description of the Company’s Class  A Common Stock contained in Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed by the Company with the SEC on March 31, 2022, including any amendment or report filed to update such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the filing of a post-effective amendment to which this Registration Statement relates, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing or furnishing of such documents.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, no information is incorporated by reference in this Registration Statement where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s Certificate of Incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders or monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, our Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Item 7. Exemption from Registration Claimed.

The initial offer and sale of the shares of Class A Common Stock being reoffered by the Reoffer Prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D thereunder) for offers and sales to certain grantees not involving a public offering Regulation S under the Securities Act for offers and sales to grantees outside the United States with no directed selling efforts in the United States and/or Rule 701 under the Securities Act for offers and sales to grantees pursuant to certain written compensatory benefit plans and contracts relating to compensation as provided thereunder.

Item 8. Exhibits.

Exhibit Number	Exhibit Description
4.1	Certificate of Incorporation of SES AI Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-39845), filed with the Securities and Exchange Commission on February 8, 2022).

4.2	Bylaws of SES AI Corporation (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-39845), filed with the Securities and Exchange Commission on February 8, 2022).

4.3	Amended and Restated Warrant Agreement, dated as of February 3, 2022, by and between the Company and Continental Stock Transfer & Company, as warrant agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-39845), filed with the Securities and Exchange Commission on February 8, 2022).

4.4	SES Holdings Pte. Ltd. 2021 Share Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 001-39845), filed with the Securities and Exchange Commission on February 8, 2022).

4.5	SES AI Corporation 2021 Incentive Award Plan (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 001-39845), filed with the Securities and Exchange Commission on February 8, 2022).

4.6	Form of Restricted Share Award Grant (incorporated by reference to Exhibit 10.22 to the Company’s Current Report on Form 8-K (File No. 001-39845) under the SES Holdings Pte. Ltd. 2021 Share Incentive Plan, filed with the Securities and Exchange Commission on February 8, 2022).

4.7	Form of Share Option Award Grant (incorporated by reference to Exhibit 10.23 to the Company’s Current Report on Form 8-K (File No. 001-39845) under the SES Holdings Pte. Ltd. 2021 Share Incentive Plan, filed with the Securities and Exchange Commission on February 8, 2022).

5.1*	Opinion of White & Case LLP with respect to the legality of the Class A Common Stock being registered.

23.1*	Consent of WithumSmith+Brown, PC, independent registered public accounting firm for the Company.

23.2*	Consent of KPMG LLP, independent registered public accounting firm for SES Holdings Pte. Ltd.

23.3*	Consent of White & Case LLP (included in Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney of certain officers and directors (included on the signature page to this Registration Statement).

107*	Filing Fee Table.

* Filed herewith.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, State of Massachusetts on the 13th day of April, 2022.

SES AI CORPORATION

By:	/s/ Qichao Hu
Name:	Qichao Hu
Title:	Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Joanne Ban and Jing Nealis, each acting alone, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in their name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 and all post-effective amendments thereto, of SES AI Corporation, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title of Capacities	Date

/s/ Qichao Hu	Chairperson and Chief Executive Officer	April 13, 2022
Qichao Hu	(Principal Executive Officer)

/s/ Jing Nealis	Chief Financial Officer	April 13, 2022
Jing Nealis	(Principal Financial Officer and
Principal Accounting Officer)

/s/ Jang Wook Choi	Director	April 13, 2022
Jang Wook Choi

	Director	April 13, 2022
Robert Friedland

	Director	April 13, 2022
Kent Helfrich

/s/ Eric Luo	Director	April 13, 2022
Eric Luo

/s/ Jiong Ma	Director	April 13, 2022
Jiong Ma

/s/ Michael Noonen	Director	April 13, 2022
Michael Noonen